Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On April 17, 2025, Global Payments Inc. and its consolidated subsidiaries ("Global Payments," the "Company," "we," "our" or "us") entered into definitive agreements to acquire 100% of Worldpay Holdco, LLC (“Worldpay”) (the “Acquisition” or the “Acquisition Transaction”) from Fidelity National Information Services, Inc. (“FIS”) and affiliates of GTCR LLC (“GTCR”) and divest our Issuer Solutions business to FIS. Consideration expected to be paid to GTCR for their ownership interest in Worldpay consists of (1) approximately $6.1 billion in cash and (2) 43.3 million shares of Global Payments common stock. Consideration expected to be received by Global Payments for the divestiture of our Issuer Solutions business consists of (1) approximately $7.5 billion, in cash and (2) FIS’ ownership interest in Worldpay. The proposed Acquisition of Worldpay and divestiture of our Issuer Solutions business will occur simultaneously, and the transactions are expected to close in the first quarter of 2026, subject to receipt of regulatory approvals and other customary closing conditions. The date on which the Acquisition Transaction occurs is the acquisition date for accounting purposes (the “Acquisition Date”).

In contemplation of the Acquisition, Global Payments intends to issue $6.2 billion of notes (i) to fund cash payments in connection with the Acquisition, (ii) to repay certain outstanding indebtedness of Worldpay in connection with the Acquisition, (iii) to pay transaction costs related to the Acquisition and (iv) for general corporate purposes (the “Financing Transaction”).

The following tables present unaudited pro forma condensed combined financial information about Global Payments consolidated balance sheet and statements of income, which we refer to as the unaudited pro forma ﬁnancial statements, giving eﬀect to the Acquisition and the related Financing Transaction. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2024, and for the nine months ended September 30, 2025, combine the historical consolidated statements of income of Global Payments and Worldpay, giving effect to the Acquisition Transaction and the Financing Transaction as if they had been completed on January 1, 2024. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2025, combines the historical consolidated balance sheets of Global Payments and Worldpay, giving effect to the transactions as if they had been completed on September 30, 2025.

The unaudited pro forma ﬁnancial statements and related notes were prepared using the acquisition method of accounting with Global Payments as the acquirer of Worldpay. In the unaudited pro forma ﬁnancial statements and related notes, the assets to be acquired and liabilities to be assumed of Worldpay have been measured based upon their estimated fair values, unless otherwise noted, as of September 30, 2025. The unaudited pro forma financial statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future revenue enhancements or cost savings from operating efficiencies, or any other synergies that may result from the Acquisition. Management anticipates that certain material charges will be incurred subsequent to the Acquisition for items such as operations and technology integration and severance. However, since the timing and effect are not specifically determinable at this time, no amounts are included in the unaudited pro forma financial statements for such items.

The unaudited pro forma financial statements and related notes are being provided for illustrative purposes only and do not purport to represent what Global Payments’ actual results of operations or financial position would have been had the Acquisition Transaction and the Financing Transaction been completed on the dates indicated, nor are they necessarily indicative of Global Payments’ results of operations or financial position for any future period.

Global Payments has prepared a preliminary estimate of fair value for intangible assets and certain financial assets and financial liabilities of Worldpay. Other Worldpay assets and liabilities are presented at their respective historical carrying amounts. A final determination of the fair value of Worldpay’s assets and liabilities will be based on Worldpay’s actual assets and liabilities as of the Acquisition Date and, therefore, cannot be made prior to the completion of the Acquisition. Differences in the fair values of the Worldpay assets and liabilities as of the Acquisition Date as compared with the information shown in the unaudited pro forma financial statements could be material and may change the amount of the reported assets and liabilities and affect Global Payments’ statements of income in the future.

In addition, the fair value of the consideration to be paid by Global Payments in shares of Global Payments’ common stock upon the completion of the Acquisition will be based on the closing price of Global Payments’ common stock as of the Acquisition Date. The actual value of the consideration may differ from the amount reflected in the unaudited pro forma financial statements, and the difference may be material.

Further, Global Payments has not identified all adjustments necessary to conform Worldpay’s accounting policies and financial statement presentation to Global Payments’ policies and presentation. Upon completion of the Acquisition, or as more information becomes available, Global Payments will perform a more detailed review of Worldpay’s accounting policies and financial statement presentation. Differences identified in that review could have a material effect on Global Payments’ financial information.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma ﬁnancial statements.

The unaudited pro forma financial statements and related notes are based on and should be read in conjunction with:

(i)The historical audited consolidated financial statements of Global Payments and the related notes included in Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2024, as recast in the Current Report on Form 8-K filed on November 4, 2025;
(ii)The historical unaudited consolidated financial statements of Global Payments included in Global Payments’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2025;
(iii)The historical audited combined and consolidated financial statements of Worldpay and the related notes for the periods from February 1, 2024 to December 31, 2024 (Successor) and January 1, 2024 to January 31, 2024 (Predecessor), included in Exhibit 99.2 in this Current Report on Form 8-K; and
(iv)The historical unaudited condensed and consolidated financial statements of Worldpay and the related notes for the nine months ended September 30, 2025 included in Exhibit 99.3 in this Current Report on Form 8-K.

GLOBAL PAYMENTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2025
(in thousands)

	Historical
	Global Payments	Worldpay	Acquisition Transaction Adjustments	Note 3	Financing Transaction Adjustments	Note 5	Pro Forma Condensed Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,603,047	$2,278,343	$1,597,533	(a)	$(2,285,574)	(a)	$4,193,349
Accounts receivable, net	878,198	1,847,872	(34,730)	(b)	—		1,589,239
			(1,102,101)	(m)	—
Settlement processing assets	2,128,927	4,179,705	1,102,101	(m)	—		7,410,733
Prepaid expenses and other current assets	411,895	277,102	5,073	(b)	(12,478)	(e)	699,799
			15,275	(h)	2,932	(e)
Current assets of discontinued operations	1,184,860	—	(1,184,860)	(j)	—		—
Total current assets	7,206,927	8,583,022	398,291		(2,295,120)		13,893,120
Property and equipment, net	1,440,437	162,999	(23,837)	(b)	—		1,743,366
			163,767	(l)	—
Software, Net		1,569,956	(1,569,956)	(l)	—		—
Notes receivable	804,351	—	—		—		804,351
Goodwill	16,725,085	6,291,710	4,990,095	(d)	—		28,006,890
Other intangible assets, net	4,286,117	7,249,707	7,750,293	(c)	—		19,286,117
Deferred income taxes	96,046	—	—		—		96,046
Other noncurrent assets	1,894,772	465,094	(48,300)	(e)	—		2,155,922
			(155,644)	(f)	—
Noncurrent assets of discontinued operations	15,508,684	—	(15,508,684)	(j)	—		—
Total assets	$47,962,419	$24,322,488	$(4,003,975)		$(2,295,120)		$65,985,812
LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$973,247	$—	$—		$—		$973,247
Current portion of long-term debt	1,903,388	57,724	—	(g)	(57,724)	(b)	1,903,388
Accounts payable and accrued liabilities	2,452,553	1,472,015	(34,730)	(b)	—		3,954,838
			65,000	(h)
Settlement processing obligations	2,266,673	4,866,181	—		—		7,132,854
Current liabilities of discontinued operations	837,144	—	(837,144)	(j)	—		—
Total current liabilities	8,433,005	6,395,920	(806,874)		(57,724)		13,964,327
Long-term debt	13,322,847	8,370,722	421,240	(g)	(2,227,850)	(b)	19,886,959
Deferred income taxes	1,690,428	546,387	1,669,349	(i)	—		3,906,164
Other noncurrent liabilities	555,865	521,553	(32,603)	(e)	—		1,044,815
Noncurrent liabilities of discontinued operations	462,437	—	(462,437)	(j)	—		—
Total liabilities	24,464,582	15,834,582	788,675		(2,285,574)		38,802,265

GLOBAL PAYMENTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2025
(in thousands)

Redeemable noncontrolling interests	181,240	—	—		—		181,240
Mezzanine equity	—	10,386,900	(10,386,900)	(k)	—		—
Equity:
Shareholders' equity:
Preferred stock	—	—	—		—		—
Common stock	—	3,446,287	(3,446,287)	(k)	—		—
Paid-in capital	17,032,946	—	3,594,709	(k)	—		20,627,655
Retained earnings	5,777,855	(5,667,344)	(18,765)	(b)	(9,546)	(e)	5,868,856
			(49,725)	(h)	—
			5,836,381	(k)	—
Accumulated other comprehensive (loss) gain	(142,713)	322,063	(322,063)	(k)	—		(142,713)
Total shareholders' equity	22,668,088	(1,898,994)	5,594,250		(9,546)		26,353,798
Nonredeemable noncontrolling interest	648,509	—	—		—		648,509
Total equity	23,316,597	(1,898,994)	5,594,250		(9,546)		27,002,307
Total Liabilities, redeemable noncontrolling interests and Equity	$47,962,419	$24,322,488	$(4,003,975)		$(2,295,120)		$65,985,812

GLOBAL PAYMENTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 2025
(in thousands, except share and per share data)

	Historical
	Global Payments	Worldpay	Acquisition Transaction Adjustments	Note 4	Financing Transaction Adjustments	Note 5	Pro Forma Condensed Combined
Revenues	$5,773,071	$4,118,960	$(75,288)	(a)	$—		$9,816,743
Operating expenses:
Cost of service	1,544,335	2,100,529	(50,759)	(a)	—		3,742,996
			148,577	(b)	—
			(5,052)	(d)	—
			5,366	(h)	—
Selling, general and administrative	2,991,571	1,861,406	(26,536)	(d)	—		4,821,075
			(5,366)	(h)	—
Gain on business dispositions	(348,151)	—	—		—		(348,151)
	4,187,755	3,961,935	66,230		—		8,215,920
Operating income	1,585,316	157,025	(141,518)		—		1,600,823
Interest and other income	95,026	(65,467)	101,280	(h)	(22,392)	(c)	108,447
Interest and other expense	(444,173)	(437,900)	(8,825)	(c)	207,353	(d)	(784,825)
			(101,280)	(h)
	(349,147)	(503,367)	(8,825)		184,961		(676,378)
Income (loss) from continuing operations before income taxes and equity in income of equity method investments	1,236,169	(346,342)	(150,343)		184,961		924,445
Income tax expense	362,572	58,713	(35,331)	(e)	43,466	(f)	245,114
			(184,306)	(f)	—
Income (loss) from continuing operations before equity in income of equity method investments	873,597	(405,055)	69,294		141,495		679,331
Equity in income of equity method investments, net of tax	55,084	—	—		—		55,084
Income (loss) from continuing operations	928,681	(405,055)	69,294		141,495		734,415
Income from continuing operations attributable to noncontrolling interest	(33,911)	(295)	—		—		(34,206)
Income from continuing operations attributable to controlling shareholders	$894,770	$(405,350)	$69,294		$141,495		$700,209

Earnings per share attributable to Global Payments:
Basic	$3.68						$2.44
Diluted	$3.67						$2.44
Weighted-average number of shares outstanding:
Basic	243,302		43,268	(i)			286,570
Diluted	243,612		43,268	(i)			286,880

GLOBAL PAYMENTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Year Ended December 31, 2024
(in thousands, except share and per share data)

	Historical
	Global Payments	Worldpay Predecessor	Worldpay Successor	Acquisition Transaction Adjustments	Note 4	Financing Transactions Adjustments	Note 5	Pro Forma Condensed Combined
Revenues	$7,688,703	$399,000	$4,732,184	$(60,958)	(a)	$—		$12,758,929
Operating expenses:
Cost of service	2,008,126	197,000	2,310,184	(60,958)	(a)	—		4,756,538
				299,301	(b)	—
				(1,897)	(d)	—
				4,782	(h)	—
Selling, general and administrative	3,948,516	162,000	2,261,747	(11,153)	(d)	—		6,421,328
				65,000	(g)	—
				(4,782)	(h)	—
Gain on business dispositions	(273,134)	—	—	—		—		(273,134)
	5,683,508	359,000	4,571,931	290,293		—		10,904,732
Operating income	2,005,195	40,000	160,253	(351,251)		—		1,854,197
Interest and other income	158,674	(5,000)	43,310	126,140	(h)	(29,855)	(c)	293,269
Interest and other expense	(600,973)	—	(545,161)	(46,608)	(c)	300,072	(d)	(1,018,810)
				(126,140)	(h)	—
	(442,299)	(5,000)	(501,851)	(46,608)		270,217		(725,541)
Income (loss) from continuing operations before income taxes and equity in income of equity method investments	1,562,896	35,000	(341,598)	(397,859)		270,217		1,128,656
Income tax expense	239,069	6,000	98,078	(93,497)	(e)	63,501	(f)	134,751
				(178,400)	(f)	—
Income (loss) from continuing operations before equity in income of equity method investments	1,323,827	29,000	(439,676)	(125,962)		206,716		993,905
Equity in income of equity method investments, net of tax	70,180	—	—	—		—		70,180
Income (loss) from continuing operations	1,394,007	29,000	(439,676)	(125,962)		206,716		1,064,085
Income from continuing operations attributable to noncontrolling interest	(70,296)	—	(4,149)	—		—		(74,445)
Income from continuing operations attributable to controlling shareholders	$1,323,711	$29,000	$(443,825)	$(125,962)		$206,716		$989,640

Earnings per share attributable to Global Payments:
Basic	$5.21							$3.33
Diluted	$5.19							$3.32
Weighted-average number of shares outstanding:
Basic	254,291			43,268	(i)			297,559
Diluted	254,845			43,268	(i)			298,113

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRESENTATION

The unaudited pro forma financial statements and related notes present the pro forma condensed combined financial position and results of operations of Global Payments and Worldpay. The unaudited pro forma financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X as promulgated by the U.S. Securities and Exchange Commission (the “SEC”), as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The historical financial information of Global Payments as of and for the nine months ended September 30, 2025, was derived from the unaudited consolidated financial statements presented in its Quarterly Report on Form 10-Q for the period ended September 30, 2025. The historical financial information of Worldpay as of and for the nine months ended September 30, 2025, was derived from the unaudited condensed and consolidated financial statements of Worldpay for the period ended September 30, 2025. The historical financial information of Global Payments for the year ended December 31, 2024, was derived from the audited consolidated financial statements presented in its Annual Report on Form 10-K for the year ended December 31, 2024 as recast in the Current Report on Form 8-K filed with the SEC on November 4, 2025. The historical financial information of Worldpay for the year ended December 31, 2024, was derived from the audited combined and consolidated financial statements for the periods from February 1, 2024 to December 31, 2024 (Successor) and January 1, 2024 to January 31, 2024 (Predecessor).
The unaudited pro forma financial statements reflect certain reclassifications to align the historical financial statement presentation of Global Payments and Worldpay. Global Payments has not yet identified all adjustments necessary to conform Worldpay’s accounting policies and financial statement presentation to Global Payments’ policies and presentation. Upon consummation of the Acquisition or as more information becomes available, Global Payments will perform a detailed review of Worldpay’s accounting policies and financial statement presentation. Differences identified in that review could have a material effect on Global Payments’ financial information.
The unaudited pro forma financial statements also reflect adjustments as of and for the nine months ended September 30, 2025, and for the year ended December 31, 2024, to eliminate the effect of transactions associated with certain preexisting commercial relationships between Global Payments and Worldpay.
The unaudited pro forma financial statements were prepared using the acquisition method of accounting, with Global Payments as the acquirer of Worldpay. In the unaudited pro forma condensed combined balance sheet, the assets to be acquired and liabilities to be assumed of Worldpay have been measured based upon their preliminary estimated fair values, unless otherwise noted, as of September 30, 2025. Definitive fair values will be determined and finalized for assets to be acquired and liabilities to be assumed based on certain valuations and other studies that will be performed by Global Payments. Accordingly, the fair value adjustments determined using the acquisition method of accounting reflected in the unaudited pro forma financial statements are preliminary and are subject to revision based on a final determination of fair value within the measurement period of up to twelve months subsequent to the Acquisition Date.
The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The unaudited pro forma financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor are they necessarily indicative of Global Payments’ results of operations or financial position for any future period. The unaudited pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future revenue enhancements or cost savings from operating efficiencies, or any other synergies that may result from the Acquisition. Management anticipates that certain material charges will be incurred subsequent to the Acquisition for items such as operations and technology integration and severance.

NOTE 2 – PRELIMINARY ACQUISITION CONSIDERATION AND VALUATIONS

Preliminary estimated Acquisition consideration

The following table summarizes the preliminary estimated Acquisition consideration (in thousands, except share and per share data):

Amount
Preliminary estimated consideration to be transferred to GTCR:
Number of shares of Global Payments to be issued in the Acquisition	43,268,041
Price per share of Global Payments common stock as of September 30, 2025	$83.08
Estimated fair value of common stock to be issued (i)	3,594,709
Estimated cash to be transferred to GTCR	6,119,103
9,713,812

Preliminary estimated consideration to be transferred to FIS:
Estimated fair value of the Issuer Solutions business to be transferred to FIS (ii)	15,563,000
Estimated cash to be received from FIS, including reimbursement of cash in business to be transferred	(7,716,636)
7,846,364
Preliminary estimated fair value of Acquisition consideration to be transferred	$17,560,176

(i)The estimated fair value of the common stock to be issued and the resulting goodwill presented herein may differ from the actual amounts to be determined at the Acquisition Date. The actual fair value of the common stock to be issued as consideration will be measured on the Acquisition Date. A hypothetical 10% change in the market price of Global Payments’ common would affect the value of the common stock to be issued as consideration with a corresponding change to goodwill, as illustrated in the table below (in thousands, except per share data):

	Share Price	Preliminary Estimated Stock Consideration	Estimated Goodwill
As presented in the pro forma adjustments	$83.08	$3,594,709	$11,281,805
10% increase in common stock price	91.39	3,954,266	11,641,362
10% decrease in common stock price	74.77	3,235,151	10,922,248

(ii)The preliminary estimated consideration to be transferred to FIS is the estimated fair value of the Issuer Solutions business to be transferred less the estimated amount of cash to be received. Estimated fair value of the Issuer Solutions business to be transferred to FIS as of September 30, 2025 is based on a weighted average of valuations prepared under the income and market approaches. The fair value represents management’s best estimate of the consideration to be transferred to FIS and remains subject to final determination as of the Acquisition Date.

Preliminary Valuation

The assets to be acquired and the liabilities to be assumed were measured at fair value except for certain exceptions to the recognition and measurement principle of the acquisition method of accounting, such as contract assets and liabilities, income taxes, employee benefits and contingencies. Global Payments has prepared preliminary estimates of fair value of identified intangible assets and certain financial assets and financial liabilities, as described below. Global Payments has not yet been able to complete an analysis of leases to determine any above or below market leases. The analysis will be completed as of the Acquisition Date. The fair value assessments are preliminary and are based upon available information and certain assumptions, which Global Payments believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma financial statements.

The preliminary estimated amounts of assets to be acquired and liabilities to be assumed as if the Acquisition had been consummated on September 30, 2025, and a reconciliation to the preliminary estimated fair value of total Acquisition consideration are as follows (in thousands):

Amount
Cash and cash equivalents	$2,278,343
Accounts receivable	745,771
Settlement processing assets	5,281,806
Prepaid expenses and other current assets	271,373
Other intangible assets (i)	15,000,000
Property and equipment	297,766
Other noncurrent assets	261,150
Accounts payable and accrued liabilities	(1,437,285)
Settlement processing obligations	(4,866,181)
Debt	(8,849,686)
Deferred income taxes	(2,215,736)
Other noncurrent liabilities	(488,950)
Total identifiable net assets	6,278,371
Goodwill	11,281,805
Preliminary estimated fair value of Acquisition consideration to be transferred	$17,560,176

(i)Preliminary identifiable intangible assets in the unaudited pro forma financial statements consist of the following (dollars in thousands):

	Preliminary Fair Value	Estimated Useful Life
Customer-related intangible assets	$13,450,000	10
Acquired technologies	1,250,000	5
Trademarks and trade names	300,000	5
Total identifiable intangible assets	$15,000,000

The preliminary estimated fair values of these intangible assets were determined primarily using the income approach, which requires a forecast of expected future cash flows, and the relief-from-royalty approach. Because certain information necessary to complete a detailed valuation analysis of Worldpay’s intangible assets was not available as of the date of this filing, Global Payments made certain preliminary assumptions for purposes of these unaudited pro forma financial statements that are subject to revision as additional information becomes available.

NOTE 3 – ACQUISITION TRANSACTION ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The following pro forma adjustments have been reflected in the Acquisition Transaction Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2025. All adjustments were based on preliminary assumptions and estimated fair values, which are subject to change.

a.This pro forma adjustment of $1,597.5 million represents the estimated net cash consideration to be received in connection with the Acquisition. The pro forma adjustment is the net of $7,716.6 million to be received from FIS related to the sale of our Issuer Solutions business and $6,119.1 million to be paid to GTCR.

b.This pro forma adjustment eliminates the effects of transactions associated with certain preexisting commercial relationships between Global Payments and Worldpay.

c.This pro forma adjustment reflects the preliminary estimated fair values of identifiable intangible assets to be acquired by Global Payments as of September 30, 2025, as if the Acquisition had been consummated on that date, as well as the elimination of the carrying amount of Worldpay historical intangible assets (in thousands):

Amount
Preliminary estimated fair value of acquired intangible assets	$15,000,000
Less: Carrying amount of Worldpay’s historical intangible assets	(7,249,707)
Pro forma adjustment to other intangible assets	$7,750,293

d.This pro forma adjustment reflects goodwill as of September 30, 2025, as if the Acquisition had been consummated on that date and the elimination of the carrying amount of Worldpay’s historical goodwill (in thousands):

Amount
Goodwill	$11,281,805
Less: Carrying amount of Worldpay’s goodwill	(6,291,710)
Pro forma adjustment to goodwill	$4,990,095

e.This pro forma adjustment eliminates the carrying amount of Worldpay’s Visa Inc. (“Visa”) preferred shares asset and the associated liability. Global Payments assigned the preferred shares asset a fair value of zero based on transfer restrictions, Visa's ability to adjust the conversion rate and the estimation uncertainty associated with those factors.

f.This pro forma adjustment eliminates the carrying amount of Worldpay’s contract cost assets as if the Acquisition had been consummated on September 30, 2025. Contract cost assets do not qualify for recognition as an asset by the acquirer in a business combination.

g.This pro forma adjustment reflects Worldpay’s historical long-term debt at its preliminary estimated fair value of $8,849.7 million as of September 30, 2025. After the Acquisition is consummated, the debt is expected to be extinguished as part of the Financing Transaction that is further described in Note 5.

h.This pro forma adjustment reflects $65.0 million of Global Payments transaction costs expected to be incurred after September 30, 2025, as a liability, the tax effect of $15.3 million as an increase to prepaid expenses and other current assets and the net amount of $49.7 million as a reduction to retained earnings.

i.This pro forma adjustment reflects deferred income tax liabilities related to fair value adjustments for assets to be acquired and liabilities to be assumed utilizing an estimated blended federal and state income tax rate of 25.0%.

j.As discussed in Note 2, our Issuer Solutions business will be transferred to FIS as part of the purchase consideration in the Acquisition Transaction; therefore, this pro forma adjustment eliminates the net assets of our Issuer Solutions business as of September 30, 2025, as if the Acquisition had been consummated on that date.

k.This pro forma adjustment to Shareholders’ equity consists of the following (in thousands):

	Mezzanine Equity	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive (Loss) Gain
Elimination of Worldpay’s historical equity	$(10,386,900)	$(3,446,287)	$—	$5,667,344	$(322,063)
Issuance of shares of Global Payments common stock	—	—	3,594,709	—	—
Transfer of our Issuer Solutions business to FIS	—	—	—	15,563,000	—
Elimination of carrying amount of Issuer Solutions	—	—	—	(15,393,963)	—
	$(10,386,900)	$(3,446,287)	$3,594,709	$5,836,381	$(322,063)

l.This pro forma adjustment of $1,570.0 million includes the following: the elimination of $1,406.2 million, the carrying amount of Worldpay’s internally developed software, the fair value of which is included in the acquired technology intangible asset described in Note 3(c); and the reclassification of $163.8 million of Worldpay computer software to property and equipment to conform with Global Payments’ presentation.

m.This pro forma adjustment conforms Worldpay’s historical presentation of certain settlement processing assets to the presentation of Global Payments.

NOTE 4 – ACQUISITION TRANSACTION ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

The following pro forma adjustments have been reflected in the Acquisition Transaction Adjustments columns to give effect to the Acquisition Transaction as if it had been completed on January 1, 2024, in the accompanying unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2025, and the year ended December 31, 2024:

a.This pro forma adjustment eliminates the effects of transactions associated with certain preexisting commercial relationships between Global Payments and Worldpay.

b.This pro forma adjustment reflects the amortization of the intangible assets to be acquired and the elimination of the Worldpay historical amortization expense. Although Global Payments uses an accelerated method of amortization for most customer-related intangible assets, for the purpose of these unaudited pro forma financial statements, all acquired intangible assets were amortized using the straight-line method of amortization. Actual amortization expense may be different based on the final fair value determinations.

The following table summarizes the components of the pro forma adjustment for amortization expense as if the Acquisition had been consummated on January 1, 2024 (in thousands):

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Estimated amortization expense	$1,241,250	$1,655,000
Elimination of Worldpay’s historical amortization expense	(1,092,673)	(1,355,699)
Pro forma adjustment to amortization expense	$148,577	$299,301

A change of 10% in the estimated fair values of identifiable intangible assets would change amortization expense by approximately $165.5 million in the first year following the completed Acquisition.

c.This pro forma adjustment eliminates the effect of Worldpay’s historical Visa preferred shares fair value movement.

d.This pro forma adjustment eliminates Worldpay’s historical contract cost asset amortization expense. See Note 3(f) for further details.

e.This pro forma adjustment reflects the income tax effect of the pro forma adjustments in the Acquisition Transaction Adjustments column of the unaudited condensed combined pro forma statements of income utilizing an estimated blended federal and state income tax rate of 23.5%. The effective tax rate of Global Payments after the Acquisition Date could be significantly different. Because the tax rates used for the unaudited pro forma financial statements are estimated, the blended rate will likely vary from the actual effective rate in periods after completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

f.Worldpay has historically been treated as a partnership for U.S. federal income tax purposes As such, Worldpay’s taxable income or loss was not subject to U.S. federal income tax at the entity level but instead was passed through to its members and taxed at the investor level. Accordingly, no provision for U.S. federal income taxes was reflected in Worldpay’s historical financial results, except for income taxes incurred by certain state and foreign subsidiaries that are subject to taxation in their respective jurisdictions. Worldpay’s historical loss before income taxes has been tax effected for pro forma purposes using the U.S. blended rate of 25.0%.

g.This pro forma adjustment reflects the remaining amount of Global Payments’ transaction costs expected to be incurred after September 30, 2025.

h.This pro forma adjustment reflects the reclassification of amortization of acquired intangible assets of $5.4 million for the nine months ended September 30, 2025 and $4.8 million for the year ended December 31, 2024 in the Worldpay historical statements of income from selling, general and administrative expense to cost of service within operating expenses to conform to the presentation of Global Payments. This proforma adjustment also reflects the reclassification of interest expense of $101.3 million for the nine months ended September 30, 2025 and $126.1 million for the year ended December 31, 2024 in the Worldpay historical statements of income from interest expense, net to interest and other expense to conform to the presentation of Global Payments.

i.This pro forma adjustment reflects the number of shares of Global Payments to be issued in the Acquisition outlined in Note 2.

NOTE 5 – FINANCING TRANSACTION ADJUSTMENTS TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

In connection with the Acquisition, Global Payments expects to execute the Financing Transaction. We intend to use the net proceeds from this offering (i) to fund cash payments in connection with the Acquisition, (ii) to repay certain outstanding indebtedness of Worldpay in connection with the Acquisition, (iii) to pay transaction costs related to the Acquisition and (iv) for general corporate purposes.

To refinance the existing Worldpay indebtedness and fund costs related to the transactions, we expect to utilize the following sources of funds: $6,164.1 million of expected net proceeds from the new Global Payments notes offering, $400.0 million from Global Payments’ existing revolving credit facility, $1,597.5 million of net cash received from the Acquisition, and $752.6 million of available cash.

a.This pro forma adjustment reflects cash and cash equivalents related to the Financing Transaction (in thousands):

Amount
Proceeds from the new Global Payments notes offering	$6,200,000
Proceeds from Global Payments’ existing revolving credit facility	400,000
Debt issuance costs related to the new Global Payments notes offering	(35,888)
Cash used in the settlement of Worldpay’s indebtedness	(8,849,686)
Net pro forma Financing Transaction Adjustment	$(2,285,574)

b.This pro forma adjustment reflects the effect of the Financing Transaction. The current portion of long-term debt and long-term debt have been adjusted for the following (in thousands):

	Current portion of long-term debt	Long-term debt	Total
New Global Payments notes offering	$—	$6,200,000	$6,200,000
Draw on Global Payments’ existing revolving credit facility	—	400,000	400,000
Debt issuance costs related to new Global Payments notes offering	—	(35,888)	(35,888)
Carrying amount of Worldpay’s indebtedness	(57,724)	(8,791,962)	(8,849,686)
Net pro forma Financing Transaction Adjustment	$(57,724)	$(2,227,850)	$(2,285,574)

c.This pro forma adjustment reflects the elimination of interest income generated by the cash used in the settlement of Worldpay’s indebtedness.

d.On April 17, 2025, in connection with our entry into the definitive agreement to acquire Worldpay, we obtained committed bridge financing. The bridge financing will be replaced by the Financing Transaction, therefore the unamortized bridge financing fees are assumed to be written off as of January 1, 2024, in the unaudited condensed combined pro forma statements of income. This pro forma adjustment reflects the effect to interest and other expense from the new Global Payments notes offering, the amortization of issuance costs related to the Financing Transaction and the elimination of the historical Worldpay debt amortization and interest (in thousands):

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Interest expense on new Global Payments’ debt and incremental borrowing on revolving credit facility, and amortization expense of the related debt issuance costs (i)	$(253,612)	$(338,150)
Unamortized bridge financing fees	—	(12,478)
Elimination of Worldpay’s historical interest expense and amortization expense associated with the settlement of Worldpay’s indebtedness	460,966	650,700
Pro forma adjustment to interest and other expense	$207,354	$300,072

(i)Interest expense on the new Global Payments notes offering and the incremental amount drawn on its existing revolving credit facility, and the amortization of the related debt issuance costs, as shown in the table above, were determined based on what Global Payments believes to be the most likely terms under which it would close such debt arrangements and on the prevailing interest rates in October 2025. An increase or decrease of 12.5 basis points per year (or 1/8% variance) in the assumed interest rates would increase or decrease interest expense by $6.7 million in the first year following the consummation of the Acquisition.

e.This pro forma adjustment reflects the charge of $12.5 million related to the unamortized bridge financing fees in prepaid expenses and other current assets, the tax effect of $2.9 million in the same line item, and the net effect of $9.6 million in retained earnings.

f.This pro forma adjustment reflects the income tax effect of the pro forma adjustments in the Financing Transaction Adjustments column of the unaudited condensed combined pro forma statements of income utilizing an estimated income tax rate of 23.5%.